UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 14, 2017 (February 13, 2017)

American Realty Capital — Retail Centers of America, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55198	27-3279039
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 14th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

A special meeting of the stockholders of American Realty Capital – Retail Centers of America, Inc., a Maryland corporation (the “Company”), was held on February 13, 2017 (the “Special Meeting”). At the Special Meeting, the Company’s stockholders were asked to vote on matters related to that certain Agreement and Plan of Merger, dated as of September 6, 2016, by and among the Company, American Realty Capital Retail Operating Partnership, L.P., a Delaware limited partnership (the “Company OP”), American Finance Trust, Inc., a Maryland corporation (“AFIN”), American Finance Operating Partnership, L.P., a Delaware limited partnership (the “AFIN OP”), and Genie Acquisition LLC, a Maryland limited liability corporation (the “Merger Sub” and the “Merger Agreement”). Pursuant to the Merger Agreement, the Company will merge with and into the Merger Sub, a direct and wholly owned subsidiary of AFIN, and the Company OP will merge with and into the AFIN OP (collectively, the “Merger”).

The Company previously filed with the Securities and Exchange Commission (the “SEC”) a definitive joint proxy statement/prospectus and related materials pertaining to the Merger and the Special Meeting, which describe in detail each of the proposals submitted to stockholders at the Special Meeting.

At the Special Meeting, there were present, in person or by proxy, stockholders holding an aggregate of 66,445,020 shares of the Company’s common stock, representing approximately 66.93% of the total number of 99,268,676 shares of the Company’s common stock issued and outstanding as of the record date for the Special Meeting and entitled to vote on each proposal.

The stockholders approved all proposals at the Special Meeting. The full results of the following matters voted on at the Special Meeting are set forth below, excluding any shares beneficially held by affiliates that were present at the Special Meeting but excluded as required by the Merger Agreement.

Proposal No. 1 – Approval of the Amendment of the Company’s Charter:

Votes For	Votes Against	Abstain	Broker Non-Votes
49,655,456 (74.94%)	13,923,698 (21.01%)	2,677,024 (4.04%)	*

Proposal No. 2 – Approval of the Merger and the Transactions Contemplated by the Merger Agreement:

Votes For	Votes Against	Abstain	Broker Non-Votes
49,845,345 (75.23%)	14,202,516 (21.44%)	2,208,317 (3.33%)	*

*	No broker non-votes were recorded in connection with Proposal No. 1 or Proposal No. 2.

Item 7.01. Regulation FD Disclosure.

On February 14, 2017, the Company and AFIN issued a press release announcing the results of their respective stockholder special meetings and the anticipated closing of the Merger in accordance with the terms of the Merger Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The press release is deemed to have been furnished, and shall not be deemed to have been filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

Forward-Looking Statements

Certain statements made in the press release are “forward-looking statements” (as defined in Section 21E of the Exchange Act), which reflect the expectations of the Company and AFIN regarding future events. The forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to, whether and when the transactions contemplated by the Merger Agreement between the Company and AFIN, among others, will be consummated, the new combined company’s plans, market and other expectations, objectives, intentions, as well as any expectations or projections with respect to the combined company, including regarding future dividends and market valuations, and other statements that are not historical facts.

The following additional factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: market volatility; unexpected costs or unexpected liabilities that may arise from the transaction, whether or not consummated; the inability to retain key personnel; continuation or deterioration of current market conditions; future regulatory or legislative actions that could adversely affect the companies; and the business plans of the tenants of the respective parties. Additional factors that may affect future results are contained in the Company’s and AFIN’s filings with the SEC, which are available at the SEC’s website at www.sec.gov. The Company and AFIN disclaim any obligation to update and revise statements contained in these materials based on new information or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Joint press release issued on February 14, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL – RETAIL CENTERS OF AMERICA, INC.

Date: February 14, 2017	By:	/s/ Edward M. Weil, Jr.
Edward M. Weil, Jr.
Chief Executive Officer and President